Innovex Announces First Quarter 2025 Results Exhibit 99.1

HOUSTON, May 6, 2025 – Innovex International, Inc. (NYSE: INVX) (“Innovex,” the “Company” or “we”) today announced financial and operating results for the first quarter of 2025.

First Quarter Highlights

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Revenue of $240 million, down 4% quarter over quarter
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Net Income of $15 million, net income margin of 6%
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Adjusted EBITDA1 of $46 million and Adjusted EBITDA Margin1 of 19%
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Net Cash Provided by Operating Activities of $31 million
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Free Cash Flow1 of $24 million
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Income from Operations of $22 million
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Return on Capital Employed1 of 12%
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Closed on acquisition of SCF Machining Corporation (“SCF”)
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Completed first successful installation of VXTeTM Self-Orientating Vertical Tree

Key Subsequent Events

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Entered into a definitive agreement to sell the legacy Dril-Quip Eldridge facility for $95 million.
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As of May 5, 2025, we have repurchased 395,234 shares of Innovex common stock at an average price of $14.94 per share

(1)
Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Return on Capital Employed (“ROCE”) are non-GAAP measures. Reconciliations of Adjusted EBITDA to net income, Free Cash Flow to net cash provided by operating activities and ROCE to income from operations, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation tables accompanying this release.

Adam Anderson, CEO commented, “We made substantial progress toward our vision to transform the legacy Dril-Quip business in the first quarter. The expected sale of the Eldridge facility will free up $95 million of capital and be a key enabler of the next step-change in margins and operational performance for the subsea business. The DWS business, our recent acquisition in Q4 2024, continued to gain market share in the quarter, driving revenue growth in the North American Land market. Although activity declined more than anticipated in Mexico during the first quarter, the team did an excellent job of responding to changing market conditions. We founded Innovex with the belief that cycles are a feature, not a bug of the business model. We have a well-worn playbook for industry cycles, and are ready to take advantage of volatility, should it persist.”

Kendal Reed, CFO continued, “Our net-cash balance sheet, soon to be bolstered by the sale of the Eldridge facility, allows us to take advantage of accretive M&A and our recently announced share buyback program. Despite activity being lower than anticipated, we were able to maintain margins, highlighting the resilience of our capital-light business model. Importantly, we converted approximately 52% of our Adjusted EBITDA into Free Cash Flow, which further strengthened the balance sheet.”

Financial Summary

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Operational & Financial Results

Kendal Reed, CFO commented, “Softness in the Mexico market resulted in weaker revenues than originally anticipated. The NAM Land business grew 17% sequentially despite the US rig count staying relatively flat. This was due primarily to the inclusion of a full quarter of the DWS acquisition—which exemplifies the type of inorganic growth we pursue: high margin, high returns, and highly accretive. We continue to see an active M&A pipeline of companies that similarly fit our qualitative and quantitative requirements—including returns on capital of 20% or greater. Aside from M&A, we now also have a competing use of capital through our recently authorized $100 million share repurchase program. As of May 5, 2025, we have repurchased approximately 395,234 shares at an average price of $14.94.”

Adam Anderson, CEO concluded, “We remain focused on identifying new synergies and new market opportunities to support organic growth. Our flexible supply chain model and “small ticket, big impact” product proposition gives us the adaptability and margin resilience to navigate a wide range of macro environments. We don’t claim to predict commodity prices or activity levels with precision—but we work hard to stay closely aligned with our customers’ evolving needs. Downcycles are an inherent part of our business; we use them to our advantage to create value for our shareholders—particularly during periods of uncertainty or low activity.”

Balance Sheet, Debt, Cash Flow & Other

Net cash provided by operating activities was $31 million and capital expenditures were $7 million (approximately 3% of revenue) for the first quarter of 2025.

Innovex generated free cash flow of $24 million during the first quarter of 2025 and ended the quarter with $68 million of cash and cash equivalents and $25 million of total debt. Innovex’s net cash balance was $43 million dollars at the end of the quarter, with $103 million of availability under its revolving credit facility.

Innovex maintains conservative levels of leverage and ample liquidity to maximize strategic flexibility and to capitalize on M&A opportunities that meet our stringent quantitative and qualitative characteristics.

Return on Capital Employed (“ROCE”)

Innovex’s efficient capital allocation and capital-light business model enable the Company to generate strong returns on our invested capital. Income from operations for the twelve months ended March 31, 2025 was $49 million. Return on Capital Employed (“ROCE”) for the twelve months ended March 31, 2025 was 12%. We remain focused on capital efficiency, which we believe is a key driver of sustainable value creation for our stockholders.

Q2 2025 Guidance

Looking to the second quarter of 2025, Innovex expects to generate $225 - $235 million in total revenue, assuming continued softness in Mexico and slight activity declines in the NAM land market. Innovex expects to generate Adjusted EBITDA of $40 - $45 million in the second quarter of 2025.

Conference Call Details

Management will host a conference call and a webcast to discuss the financial results on May 7, 2025, at 10:00 a.m. Eastern Daylight Time / 9:00 a.m. Central Daylight Time. The presentation is open to all interested parties and may include forward-looking information.

To access the call, please dial in approximately ten minutes before the start of the call.

Conference Call and Webcast Details

Date / Time: May 7, 2025 - 9:00 AM Central Time

Webcast: https://events.q4inc.com/attendee/852779315

U.S. Toll-Free Dial-In: (800) 715-9871

International Dial-In: +1 (646) 307-1963

Conference ID: 1774704

For those unable to participate in the live call, an audio replay will be available following the call through midnight Wednesday, May 14, 2025. To access the replay, please call (800) 770-2030 or +1 (609) 800-9909 (International) and enter playback ID 1774704 followed by the # key. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.

About Innovex International, Inc.

Innovex International, Inc (NYSE: INVX) is a Houston-based company established in 2024 following the merger of Dril-Quip, Inc and Innovex Downhole Solutions, Inc.

Our comprehensive portfolio extends throughout the lifecycle of the well, and innovative product integration ensures seamless transitions from one well phase to the next, driving efficiency, lowering cost, and reducing the rig site service footprint for the customer.

With locations throughout North America, Latin America, Europe, the Middle East and Asia, no matter where you need us, our team is readily available with technical expertise, conventional and innovative technologies, and ever-present customer service.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Innovex’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information, including without limitation statements regarding timing and ability to complete the sale of the Eldridge facility and the expected benefits of such sale. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risks related to the Company’s merger and acquisition activities, including the ultimate outcome and results of integrating operations, the effects of the Company’s merger and acquisition activities (including the Company’s future financial condition, results of operations, strategy and plans), potential adverse reactions or changes to business relationships resulting from the completion of mergers and acquisitions, expected benefits from mergers and acquisition and the ability of the Company to realize those benefits, the significant costs required to integrate operations, whether merger or acquisition-related litigation will occur and, if so, the results of any litigation, settlements and investigations, operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; acts of terrorism, war or political or civil unrest in the United States or elsewhere; loss or corruption of our information or a cyberattack on our computer systems; the risks related to economic conditions and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Innovex disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Investor Relations Contact

Avinash Cuddapah

Sr. Director – Investor Relations

investors@innovex-inc.com

(346) 398-0000

Innovex International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income

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Condensed Consolidated Balance Sheets

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Condensed Consolidated Statement of Cash Flows

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Non-GAAP Measures

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA (a non-GAAP measure) as net income before interest expense, income tax expense, depreciation and amortization, (gain)/loss on sale of assets and other expense, net, further adjusted to exclude certain items which we believe are not reflective of our ongoing performance or which are non-cash in nature. Management uses Adjusted EBITDA to assess the profitability of our business operations and to compare our operating performance to our competitors without regard to the impact of financing methods and capital structure and excluding costs that management believes do not reflect our ongoing operating performance. We track Adjusted EBITDA on an absolute dollar basis and as a percentage of revenue, which we refer to as Adjusted EBITDA Margin.

Free Cash Flow

We also utilize Free Cash Flow (a non-GAAP measure) to evaluate the cash generated by our operations and results of operations. We define Free Cash Flow as net cash provided by operating activities less capital expenditures, as presented in our Consolidated Statements of Cash Flows. Management believes Free Cash Flow is useful because it demonstrates the cash that was available in the period that was in excess of our needs to fund our capital expenditures. We track Free Cash Flow both on an absolute dollar basis and as a percentage of revenue. Free Cash Flow does not represent our residual cash flow available for discretionary expenditures, as we have non-discretionary expenditures, including, but not limited to, principal payments required under the terms of our credit facility, which are not deducted in calculating Free Cash Flow.

Return on Capital Employed (ROCE)

We utilize Return on Capital Employed ("ROCE") (a non-GAAP measure) to assess the effectiveness of our capital allocation over time and to compare our capital efficiency to our competitors. We define ROCE as Income from Operations, before acquisition and integration costs and after tax (resulting in Adjusted Income from Operations, after tax) divided by average capital employed. Capital employed is defined as the combined values of debt and stockholders’ equity.

Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and ROCE do not represent and should not be considered alternatives to, or more meaningful than, net income and net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP as measures of our financial performance. Our computation of Adjusted EBITDA, Free Cash Flow and ROCE may differ from computations of similarly titled measures of other companies. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure, see tables below.

Management has provided outlook regarding Adjusted EBITDA, which is a non-GAAP financial measure and excludes certain charges. A reconciliation of this non-GAAP financial measure to the corresponding GAAP financial measure has not been provided because guidance for the various reconciling items is not provided. The Company is unable to provide guidance for these reconciling items because they cannot determine their probable significance, as certain items are outside of the Company's control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

Innovex International, Inc.

Reconciliation of Net Income to Adjusted EBITDA

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Reconciliation of Income from Operations to ROCE

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Reconciliation of Net Cash from Operations to Free Cash Flow

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Geographic Revenue Details

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